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                                                                    EXHIBIT 4(d)
NUMBER                                                                 SHARES

COMMON STOCK                                                        COMMON STOCK

INCORPORATED UNDER THE LAWS                  THIS CERTIFICATE IS TRANSFERABLE IN
 OF THE STATE OF DELAWARE                     BIRMINGHAM, ALA. OR NEW YORK, N.Y.

                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                                    [LOGO]

                            AMSOUTH BANCORPORATION

THIS CERTIFIES THAT                                            CUSIP 032165 10 2



IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF $1.00 PER SHARE OF

AmSouth Bancorporation, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
     AMSOUTH BANK
            (BIRMINGHAM, ALA.)
TRANSFER AGENT
AND REGISTRAR
BY

                                    /s/ Diane S. Masters   /s/ C. Dowd Ritter
AUTHORIZED SIGNATURE                SECRETARY              CHAIRMAN OF THE BOARD
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Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of December 18, 1997 (as such may be amended, supplemented, modified or replaced from time to time, the "Rights Agreement"), between AmSouth Bancorporation (the "Company") and AmSouth Bank, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may become exercisable for securities or assets of the Company or securities of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an "Affiliate" or "Associate" thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge after the receipt of a written request therefor.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common    UNIF GIFT MIN ACT--..........Custodian.........
TEN ENT--as tenants by the entireties                 (Cust)            (Minor)
JT TEN --as joint tenants with right of          under Uniform Gifts to Minors
            survivorship and not as tenants          Act.....................
            in common                                         (State)

              Additional abbreviations may also be used though not in the above list.


          For value received, __________hereby sell, assign and transfer unto

          PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE
          [                                    ]



     ___________________________________________________________________________
                 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
                       INCLUDING ZIP CODE, OF ASSIGNEE)

     ___________________________________________________________________________

     ____________________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint_____________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

     Dated _____________________


                         Signature:
                         ____________________________________________________
                         Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

                         Signature guaranteed:
                         ____________________________________________________

                         THE SIGNATURES(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.